UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2006

(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	0-1469 (Commission file number)	61-0156015 (IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment of Thomas H. Meeker’s Employment Agreement

On July 18, 2006, Thomas H. Meeker, the President and Chief Executive Officer of Churchill Downs Incorporated (the “Company”), and the Company entered into a First Amendment (the “Amendment”) to his Employment Agreement, as Amended and Restated as of December 31, 2005 (the “Amended and Restated Employment Agreement”).

Pursuant to the Amendment, Mr. Meeker will serve in the capacity of management advisor and be available upon the reasonable request of the Company’s President and Chief Executive Officer or his designee for advice and assistance regarding strategic and industry-related matters and such other matters as may be requested, effective as of August 14, 2006. Mr. Meeker will continue to receive the financial benefits under his Amended and Restated Employment Agreement. Mr. Meeker will further be entitled to a 2006 bonus without any pro-ration due to diminished responsibilities. The bonus will otherwise be calculable in accordance with the terms of the Company’s Incentive Compensation Plan. Under the Amendment, Mr. Meeker will receive reimbursement for office space for a period of 24 months in an amount not to exceed $1,200 per month. The Company will convey the furniture and equipment in his office to him. Mr. Meeker will also receive a membership for two to Churchill Downs Racetrack’s Turf Club as long as he or his wife is alive.

The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the full text of Mr. Meeker’s Amended and Restated Employment Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Form 8-K , filed by the Company on January 5, 2006, SEC File No. 000-01469, each of which is incorporated by reference into this Item 1.01.

Robert L. Evans Employment Agreement

On July 18, 2006, the Company entered into an employment agreement (the “Employment Agreement”) with Robert L. Evans, who will replace Mr. Meeker as President and Chief Executive Officer of the Company, and serve as a member of the Board of Directors of the Company (the “Board”), effective August 14, 2006. The Employment Agreement was approved by the Board. A description of the terms and conditions of the Employment Agreement is contained in Item 5.02 of this Form 8-K.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 14, 2006, Mr. Meeker will resign from his position as President and Chief Executive Officer of the Company and will resign as a member of the Board. Mr. Meeker will continue as an employee in an advisory capacity until the expiration of his Amended and Restated Employment Agreement, as amended by the Amendment. Concurrent with receipt of Mr. Meeker’s resignation, the Board named Mr. Evans as the new President and Chief Executive Officer of the Company, and elected him to the Board as of August 14, 2006.

Robert L. Evans, Age 53

Mr. Evans serves as the President of Tenlane Farm LLC, which he founded in 2004. From 2001 to 2004, he was Co-Founder & Managing Director of Symphony Technology Group, a strategic holding company that invests in software and services companies. Mr. Evans was President and Chief Operating Officer of Aspect Development Inc., which was acquired by i2 Technologies in 2000. Prior experience includes Managing Partner, Americas Supply Chain Practice at Accenture Ltd. from 1993 to 1999, and Vice President, Customer Support at Mazda Motor of America Inc. from 1990 to 1993.

The Employment Agreement has an initial term of employment for three years, with automatic one-year extensions (unless either party provides a written notice not to extend the term of employment at least 90 days prior to the then-current expiration date). The Employment Agreement provides for earlier termination under certain circumstances.

The Employment Agreement provides for an annual base salary of $450,000, with reviews for potential increase at the discretion of the Board. Mr. Evans will be first eligible to participate in the annual performance bonus plan for the performance period commencing January 1, 2007, with his initial target bonus opportunity for such period to be 75% of his base salary.

The Employment Agreement further provides that Mr. Evans will receive the following equity-based awards: (i) 65,000 restricted stock units representing shares of the Company’s common stock, vesting quarterly over five (5) years, with Mr. Evans entitled to receive the shares underlying the units (along with a cash payment equal to accumulated dividend equivalents beginning with the lapse of forfeiture, plus interest at a 3% annual rate) six (6) months after termination of employment; (ii) 90,000 restricted shares of the Company’s common stock, with vesting contingent upon the Company’s common stock reaching certain closing prices on Nasdaq for twenty (20) consecutive trading days; (iii) 65,000 restricted shares of the Company’s common stock, vesting quarterly over five (5) years, and contingent upon the Company’s common stock reaching a certain closing price on Nasdaq for ten (10) consecutive trading days; and (iv) a stock option, vesting quarterly over three (3) years, to purchase an aggregate of 130,000 shares of the Company’s common stock, with an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant.

In the event of a “change in control,” as defined in the Employment Agreement, during Mr. Evans’ employment with the Company, he shall receive accelerated vesting of: (i) fifty percent (50%) of the then-unvested restricted stock units granted pursuant to the Employment Agreement,; (ii) fifty percent (50%) of the then-unvested restricted shares granted pursuant to the Employment Agreement; and (iii) fifty percent (50%) of the then-unvested stock options granted pursuant to the Employment Agreement. The restricted stock units, restricted shares and stock options that are subject to this accelerated vesting shall be taken pro-rata from each then-unvested tranche of the applicable award, and the remaining portion of each tranche shall vest according to the original terms of the applicable award agreement.

Mr. Evans will be: (i) eligible to participate in any annual or long-term cash or equity-based incentive plan or other arrangements of the Company, as exist from time to time; (ii) provided the opportunity to participate in the Company’s qualified 401(k) profit-sharing plan and non-qualified deferred compensation plan; and (iii) entitled to participation in the Company’s employee benefit plans, programs and arrangements, and perquisite programs and arrangements, if any, on the same basis as generally provided to other similarly situated executives of the Company. In addition, Mr. Evans will receive a special ground transportation benefit as well as reimbursement of his attorney fees related to his entering into the Employment Agreement.

If Mr. Evans’ employment is terminated by the Company other than for “cause,” “disability,” or death, or if he resigns for “good reason” (as each term is defined in the Employment Agreement), then Mr. Evans is entitled to the following: (i) salary continuation through the end of the calendar quarter in which termination of employment occurs; (ii) treatment of all equity-based awards per the terms of the applicable plan or agreement; provided, however, that vesting of any equity awards granted pursuant to the Employment Agreement shall be calculated through the end of the calendar quarter in which termination of employment occurs; and (iii) continuation of medical benefits through the end of the calendar quarter in which termination of employment occurs; provided, however, that such medical benefit shall be reduced or eliminated to the extent Mr. Evans receives similar benefits from a subsequent employer.

If, during the two-year period following a “change of control,” as defined in the Employment Agreement, Mr. Evans is terminated by the Company other than for “cause,” “disability,” or death, or if he resigns for “good reason,” then Mr. Evans shall receive: (i) the same benefits just described above, and (ii) full accelerated vesting of any then-unvested equity awards granted pursuant to the Employment Agreement. In addition, if, following such a termination, Mr. Evans’ benefits and payments constitute a parachute payment under Section 280(G)(b)(2) of the Internal Revenue Code, which would subject him to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Evans will be entitled to receive an additional tax gross-up payment from the Company in an amount which, after imposition of all federal, state and local income and excise taxes, is equal to the excise tax on all such payments received by Mr. Evans.

Under his Employment Agreement, Mr. Evans is bound by perpetual confidentiality and proprietary information covenants and, during his employment and for a two (2) year period thereafter, is prohibited from competing with the Company, soliciting or hiring its employees, or soliciting the Company’s customers or vendors for the purpose of obtaining or receiving the same business as the Company.

Item 8.01.  Other Events.

On July 19, 2006, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

10.1	First Amendment to Employment Agreement as Amended and Restated as of December 31, 2005 between Churchill Downs Incorporated and Thomas H. Meeker

99.1	Press Release issued by Churchill Downs Incorporated, dated July 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
July 19, 2006	/s/Michael E. Miller Michael E. Miller Executive Vice President and Chief Financial Officer

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